U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Moolec Science SA

(Exact Name of Registrant as Specified in Its Charter)

Grand Duchy of Luxembourg	Not Applicable
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

17, Boulevard F.W. Raiffeisen

L-2411 Luxembourg,

Grand Duchy of Luxembourg

+352 26 49 65 65

(Address of Principal Executive Offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, with a nominal value of $0.01 per share	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Ordinary Share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-267912

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are ordinary shares with a nominal value of $0.01 per share (the “Ordinary Shares”) and warrants, each entitling the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share (the “Warrants”), of Moolec Science SA (the “Company”).

The description of the Ordinary Shares and Warrants contained in the section entitled “Description of Holdco’s Securities” in the proxy statement/prospectus included in the Company’s Registration Statement on Form F-4 (File No. 333-267912), as amended from time to time, (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

MOOLEC SCIENCE SA

By:	/s/ Gastón Paladini
Name:	Gastón Paladini
Title:	Chief Executive Officer

Dated: December 30, 2022

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